================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JUNE 3, 1998


                             SCM MICROSYSTEMS, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          DELAWARE                        0-22689                77-0444317
-------------------------------   ------------------------   ----------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION FILE NUMBER)   (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATION NO.)

                                131 ALBRIGHT WAY
                           LOS GATOS, CALIFORNIA 95032
          -------------------------------------------------------------
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:

                                 (408) 370-4888

                                 NOT APPLICABLE
--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Item 2.        Acquisition or Disposition of Assets.

               On June 3, 1998, the registrant acquired all of the issued and outstanding capital stock of Intellicard Systems Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore ("Intellicard"), from Intellicard's stockholders in exchange for aggregate consideration of US$18,390,999, of which US$14,890,999 was paid in cash and US$3,500,000 was paid upon the issuance of 61,185 shares of the registrant's Common Stock (such transaction being referred to herein as the "Intellicard Acquisition"). Approximately $11.4 million of the cash portion of the consideration was paid to the selling stockholders in exchange for cash held by Intellicard at the closing of the transaction. The registrant used its available cash and cash equivalents to fund the cash portion of the consideration. The Intellicard Acquisition will be accounted for under the "purchase" method of accounting.

               Intellicard is a contract manufacturing company that manufactures certain of the registrant's products, including smart card readers, DVB modules and PC Card adapters.

               The Intellicard Acquisition was effected pursuant to the terms and conditions of a Stock Purchase Agreement between the registrant, Intellicard and Intellicard's stockholders, including IPC Peripherals Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore, Alco Technology Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore, Tan Tai Chew, Goh Boon Huat and Lim Kim Lark. Poh Chuan Ng, a director of the registrant since June 1995, served as the Director of Business Development at Intellicard from September 1994 through May 1997.

Item 7.        Financial Statements and Exhibits.

               (a)    Financial Statements of Business Acquired.

               It is impracticable for the registrant to provide the required financial statements for the business acquired at the time of filing this report, but the registrant will file such required financial statements, if required pursuant to this item and Rule 3-05(b) of Regulation S-X, by amendment to this report as soon as practicable, but not later than sixty days after this report was required to be filed initially.

               (b)    Pro Forma Financial Information.

               It is impracticable for the registrant to provide the required pro forma information for the business acquired at the time of filing this report, but the registrant will file such required pro forma information, if required pursuant to this item and Rule 3-05(b) of Regulation S-X, by amendment to this report as soon as practicable, but not later than sixty days after this report was required to be filed initially.

               (c)    Exhibits.

                      2.1 Stock Purchase Agreement, dated as of June 3, 1998, by and among the registrant, IPC Peripherals Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore, Tan Tai Chew, Goh Boon Huat, Lim Kim Lark, Alco Technology Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore, and Intellicard Systems Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore.

Item 9.        Sales of Equity Securities Pursuant to Regulation S.

               The registrant's issuance of shares of its Common Stock in connection with the Intellicard Acquisition (as described in Item 2 hereof) was exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon the exemption from registration provided by Rule 903 of Regulation S promulgated thereunder. The exemption from registration under the Securities Act provided by Rule 903 of Regulation S was available for the issuance by the registrant of shares of its Common Stock in connection with the Intellicard Acquisition on the basis of the following: (i) the offer and sale of the registrant's Common Stock was made in an offshore transaction to persons and entities outside the United States; (ii) no directed selling efforts were made in the United States by the registrant, a distributor, any of their respective affiliates, or any person acting on behalf of any of the foregoing; (iii) the registrant is a reporting person under the Securities Exchange Act of 1934, as amended; (iv) offering restrictions were implemented in respect of the shares of Common Stock issued; and (v) the offer and sale of the registrant's Common Stock were not made to a U.S. person or for the account or benefit of a U.S. person.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SCM MICROSYSTEMS, INC.
                             A Delaware Corporation


Dated: June 18, 1998         By: /s/ John Niedermaier
                                ________________________________

                             Title: Vice President, Finance
                                    Chief Financial Officer
                                   _____________________________

                                 EXHIBIT INDEX

No.                 Description
---------           -----------
2.1        Stock Purchase Agreement, dated as of June 3, 1998, by and among the registrant, IPC Peripherals Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore, Tan Tai Chew, Goh Boon
           Huat, Lim Kim Lark, Alco Technology Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore, and
           Intellicard Systems Pte. Ltd., a corporation incorporated under the laws of the Republic of Singapore.